UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 6, 2013

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453 Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On February 6, 2013, the Compensation Committee of the Board of Directors of Advanced Micro Devices, Inc. (the “Company”) approved the following annual cash performance bonuses under the Company’s Executive Incentive Plan (the “Plan”) for the Company’s Chief Financial Officer and its Named Executive Officers (as defined in the Company’s Proxy Statement for the Annual Meeting of Stockholders held on May 10, 2012), as follows:

Executive Officers	Annual Cash Performance Bonuses
Devinder Kumar, Senior Vice President and Chief Financial Officer	$153,495
Mark D. Papermaster, Senior Vice President and Chief Technology Officer	$208,450
Harry A. Wolin, Senior Vice President, General Counsel and Secretary	$180,025

On February 7, 2013, the Board of Directors approved the following annual cash performance bonus under the Plan for the Company’s Chief Executive Officer:

Rory P. Read, President and Chief Executive Officer	$568,500

Pursuant to the Plan, the bonus awards were based on the Company’s performance during two semi-annual performance periods (i.e., January 1, 2012 to June 30, 2012 and July 1, 2012 to December 29, 2012) as evaluated against pre-established target levels under the following company-wide financial measures: revenue, non-GAAP gross margin and non-GAAP net income. Notwithstanding the revenue and non-GAAP gross margin financial goals, the payment of any cash performance bonuses under the Plan for 2012 was contingent upon the Company achieving a pre-established minimum level of non-GAAP net income (the “Bonus Threshold”). The Company exceeded the Bonus Threshold for the first semi-annual period but failed to meet the Bonus Threshold for the second semi-annual period. As a result, the executive officers in the tables above did not earn a cash performance bonus under the Plan for the second semi-annual performance period in 2012. These bonus awards will be paid in March 2013.

The Company intends to provide additional information regarding the annual cash performance bonuses in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders of the Company, which is expected to be filed with the Securities and Exchange Commission in March 2013.

Departure of Director

As of February 7, 2013, and in accordance with the Company’s retirement policy incorporated in its Principles of Corporate Governance, Mr. Robert B. Palmer, who is currently a member of the Board, will not stand for re-election to the Board at the Company’s 2013 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2013	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Roeder
	Name:	Faina Roeder
	Title:	Assistant Secretary

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